UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2007
Volterra Semiconductor Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50857 (Commission File Number)	94-3251865 (I.R.S. Employer Identification Number)
3839 Spinnaker Court, Fremont, CA 94538-6437
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 743-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD
On January 29, 2007, Volterra Semiconductor Corporation held a conference call to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2006, as disclosed in a press release issued on January 29, 2007. The conference call was previously announced and open to all investors. A copy of the press release was included in a current report on Form 8-K filed on January 29, 2007.
During the conference call, Volterra inadvertently provided incorrect information relating to the Company’s tax benefits and net income. The corrected disclosure is provided below:
“In addition, our reduction in enacted tax rates effective for 2005 was recognized in 2006, resulting in a net tax benefit for the year of $481,000. GAAP net income in the fourth quarter was $3.4 million with diluted earnings per share of $0.13. Non-GAAP net income for the quarter was $4.5 million or 21.2% of revenues, compared with $1.2 million or 8.9% of sales in the same period last year and $2.9 million or 14.5% of sales last quarter.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

Date: February 9, 2007	By:	/s/ Greg Hildebrand

Greg Hildebrand
Chief Financial Officer